Exhibit 24.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each undersigned party hereby agrees to the joint filing, on behalf of such undersigned party with respect to the Class A Common Shares of Seritage Growth Properties, a Maryland corporation, of any and all forms(s), statement(s), report(s),and/or documents required to be filed by such undersigned party under Section 13 of the Exchange Act (including any amendment(s), supplement(s), and/or exhibit(s) thereto) with the Securities and Exchange Commission (and if such security is registered on a national and securities exchange or national securities association, also with the exchange or association), and further agrees that this Joint Filing Agreement and Power of Attorney shall be included as an Exhibit to each such joint filing.

Know all by these presents, that the undersigned hereby constitutes and appoints Mohnish Pabrai, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or beneficial owner of Seritage Growth Properties (the "Company"), Schedule 13G and any amendments thereto in accordance with Section 13 of the Exchange Act and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 13 of the Exchange Act.

This Joint Filing Agreement and Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Joint Filing Agreement and Power of Attorney to be executed as of this 16th day of February, 2022.

       DALAL STREET, LLC
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, Managing Member

       THE PABRAI INVESTMENT FUND II, L.P.
       By: Dalal Street, LLC, General Partner
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, Managing Member

       THE PABRAI INVESTMENT FUND IV, L.P.
       By: Dalal Street, LLC, General Partner
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, Managing Member

       GRAMMER BUFF PROFIT SHARING PLAN
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, investment manager

       DAKSHANA CANADA
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, investment manager

       THE DAKSHANA FOUNDATION
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, investment manager

       MOMACHI PABRAI
                By: /s/ Mohnish Pabrai
                Mohnish Pabrai, investment manager